                                                                     Exhibit 4.9



        GOLFSMITH INTERNATIONAL HOLDINGS, INC., GOLFSMITH INTERNATIONAL,
         INC., GOLFSMITH HOLDINGS, L.P. AND GOLFSMITH DELAWARE, L.L.C., (referred to herein individually as "PLEDGOR" and collectively as "PLEDGORS")


                                       AND


                 GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT
                                AS SECURED PARTY




                                PLEDGE AGREEMENT

                                    CONTENTS

CLAUSE                                                                                                          PAGE
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
Section 1.        Definitions....................................................................................1

Section 2.        Pledge.........................................................................................2

Section 3.        Representations and Warranties of Pledgor......................................................4

Section 4.        Covenants of Pledgor...........................................................................5

Section 5.        Voting Rights and Certain Payments Prior to Event of Default...................................6

Section 6.        All Payments in Trust..........................................................................7

Section 7.        Expenses.......................................................................................7

Section 8.        Remedies.......................................................................................7

Section 9.        Suretyship Waivers by Pledgor; Obligations Absolute...........................................11

Section 10.       Marshalling...................................................................................11

Section 11.       Proceeds of Dispositions......................................................................12

Section 12.       Reinstatement.................................................................................12

Section 13.       Miscellaneous.................................................................................12


                                       (i)

      PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of October 15, 2002, between golfsmith international holdings, inc., GOLFSMITH INTERNATIONAL, INC., GOLFSMITH HOLDINGS, L.P. and GOLFSMITH DELAWARE, L.L.C., (referred to herein individually as "PLEDGOR" and collectively as "PLEDGORS"), and GENERAL ELECTRIC CAPITAL CORPORATION ("SECURED PARTY").

      WHEREAS, each Pledgor has entered into a Credit Agreement dated as of the date hereof by and among Golfsmith International, Inc., Golfsmith International Holdings, Inc., Golfsmith GP Holdings, Inc., Golfsmith Holdings, L.P., Golfsmith International, L.P. ("L.P."), Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C., Golfsmith Canada, L.L.C., Golfsmith Europe, L.L.C., Golfsmith USA, L.L.C. ("USA"), Golfsmith NU, L.L.C. ("NU"), and Golfsmith Licensing, L.L.C., each as a Credit Party (with L.P., NU and USA as Borrowers), Agent and Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, (the "CREDIT AGREEMENT"), with Secured Party, pursuant to which, among other things, Secured Party has agreed to make loans to Pledgor upon the terms and subject to the conditions specified in the Credit Agreement;

      Whereas, each Pledgor (other than Borrowers) has entered into a Guaranty Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified and in effect from time to time, the "GUARANTY"), in favor of Secured Party, pursuant to which, among other things, Pledgor has guaranteed all obligations of the Borrowers pursuant to the Credit Agreement; and

      WHEREAS, in order to secure all Secured Obligations (as defined below), each Pledgor has agreed to execute and deliver to Secured Party a pledge agreement in substantially the form hereof.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. DEFINITIONS.

            1.01. Definition of Terms Used Herein Generally. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and Annex A thereto. All terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

            1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

            "EVENT" shall have the meaning assigned to such term in Section 8.03(a).

            "EXTRAORDINARY PAYMENTS" shall have the meaning assigned to such term in Section 5.01(b).

            "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
Section 8.04.

            "LIEN" shall mean any security interest, mortgage, lien, encumbrance or adverse claim, and any financing statement or similar document filed in respect of same.

            "PLEDGED COLLATERAL" shall have the meaning assigned to such term in
Section 2.01.

            "PLEDGED SECURITIES" shall have the meaning assigned to such term in
Section 2.02(b).

            "NYUCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            "SECURED OBLIGATIONS" means the Obligations and all liabilities, obligations, covenants, duties, and indebtedness owing by Pledgors to Secured Party under this Agreement. The term includes, without limitation, (interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

            "SECURITIES ACT" shall have the meaning assigned to such term in
Section 8.01(d).

            "SECURITY INTERESTS" shall have the meaning assigned to such term in
Section 7.

            "UCC" means the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section ). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to Revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

            "CREDIT AGREEMENT" shall have the meaning assigned to such term in the preliminary statement of this Pledge Agreement.

            1.03. Rules of Interpretation. The rules of interpretation specified in Annex A of the Credit Agreement shall be applicable to this Pledge Agreement. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, respectively, of this Pledge Agreement unless otherwise specifically provided. Any of the terms defined in this Pledge Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

      Section 2. PLEDGE.

            2.01. Grant of Security Interest. To secure the payment or performance, as the case may be, in full of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, each Pledgor hereby pledges to Secured Party, and grant to Secured Party a first priority Security Interest in, all right, title and interest of such Pledgor in, to and under the collateral described in Section 2.02 (collectively, the "PLEDGED COLLATERAL").

            2.02. Description of Pledged Collateral.

                  (a) The Pledged Collateral is described as follows and on any separate schedules at any time furnished by Pledgors to Secured Party (which schedules are hereby deemed part of this Pledge Agreement):

                        (i) all right, title and interest of Pledgors as holders (whether now or in the future) in (x) shares or other equity interests in any corporations, limited liability companies or limited partnerships (including, without limitation, those corporations limited liability companies and limited partnerships described on Schedule 1 hereto), or any warrants to purchase or depositary shares or other rights in respect of any such interests, and (y) all shares of stock, certificates, instruments or other documents evidencing or representing the same;

                        (ii) all right, title and interest of such Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the collateral listed in clause (i) above, and all monies due or to become due and payable to such Pledgor in connection with or related to such collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

                        (iii) all proceeds of all of the foregoing, of every kind, and all proceeds of such proceeds.

                  (b) The shares of stock, certificates, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the "PLEDGED SECURITIES".

            2.03. Delivery of Certificates, Instruments, Etc.

                  (a) Each Pledgor shall deliver to Secured Party:

                        (i) all original shares of stock, certificates, instruments and other documents evidencing or representing the Pledged Collateral concurrently with the execution and delivery of this Pledge Agreement,

                        (ii) the original shares of stock, certificates, instruments or other documents evidencing or representing all Pledged Collateral (other than Pledged Collateral that this Pledge Agreement specifically permits Pledgors to retain) within ten (10) days after Pledgor's receipt thereof;

                        (iii) for each uncertificated security existing on the date hereof and included in the Pledged Collateral, an agreement (a "CONTROL LETTER") of the issuer thereof in which the issuer agrees that it will comply with instructions originated by the Secured Party with respect to the uncertificated securities; and

                        (iv) for each uncertificated security created after the date hereof, within 10 days following the issuance thereof, a Control Letter; and

                  (b) All Pledged Securities that are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of Secured Party or endorsed to Secured Party or in blank.

            2.04. Registration. At any time and from time to time, Secured Party may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

            2.05. Authorization to File Financing Statements. Each Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) describe the Pledged Collateral, and
(b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to Secured Party promptly upon request. Each Pledgor also ratifies its authorization for Secured Party to have filed in any

UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

      Section 3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

      Each Pledgor hereby represents and warrants to Secured Party that:

            3.01. Pledgor's Legal Status. (a) Such Pledgor is an organization, as set forth in Schedule 1 hereto; (b) such organization is of the type, and is organized in the jurisdiction, set forth in Schedule 1 hereto; and (c) Schedule 1 hereto sets forth such Pledgor's organizational identification number.

            3.02. Pledgor's Legal Name. Such Pledgor's exact legal name is that set forth in Schedule 1 hereto and on the signature page hereof.

            3.03. Pledgor's Locations. Schedule 1 hereto sets forth such Pledgor's place of business, and that such Pledgor's place of business is located in a jurisdiction that has adopted the UCC or whose laws generally require that the information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the collateral.

            3.04. Authority; Binding Obligation; No Conflict. Such Pledgor has full power and authority to execute, deliver and perform its obligations in accordance with the terms of this Pledge Agreement and to grant to Secured Party the Security Interest in the Pledged Collateral pursuant hereto, without the consent or approval of any other person or entity other than any consent or approval which has been obtained and is in full force and effect. This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and is the legally valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms , except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally. The granting to Secured Party of the Security Interest in the Pledged Collateral hereunder, the execution by Pledgor of this Pledge Agreement and the performance by such Pledgor of its obligations hereunder do not and will not (a) result in the existence or imposition of any Lien nor obligate such Pledgor to create any Lien (other than such Security Interest) in favor of any person or entity over all or any of its assets; (b) conflict with any agreement, mortgage, bond or other instrument to which such Pledgor is a party or which is binding upon such Pledgor or any of its assets; (c) conflict with such Pledgor's certificate of incorporation, operating agreement, partnership agreement, by-laws, or other organizational or charter documents; or (d) conflict with any law, regulation or judicial order binding on such Pledgor or any of the Pledged Collateral of such Pledgor.

            3.05. Title to Collateral. The Pledged Collateral is owned by such Pledgor free and clear of any Lien, except for Liens expressly permitted by the Credit Agreement. Such Pledgor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Pledged Collateral, (b) any assignment in which such Pledgor assigns any Pledged Collateral or any security agreement or similar instrument covering any Pledged Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Credit Agreement.

            3.06. Pledged Collateral. Set forth on Schedule 1 hereto is a complete and accurate list and description of all the Pledged Collateral of such Pledgor.

            3.07. Percentage Ownership. The Pledged Securities of each issuer specifically identified on Schedule 1 hereto constitute, and until this Pledge Agreement terminates shall continue to constitute, the percentage of the outstanding equity of each such issuer as indicated on Schedule 1 hereto.

            3.08. All of Pledgor's Interests. As of the date hereof, the Pledged Collateral set forth on Schedule 1 hereto constitutes all of the equity interests of such Pledgor in any corporations (including, without limitation, each of the corporate entities constituting a Subsidiary of Pledgor), limited liability companies, partnerships and other entities (other than any general partnership interest in any limited partnership).

            3.09. Due Authorization, Etc., of Stock; Not Margin Stock. The Pledged Securities listed on Schedule 1 hereto have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any person, and none of the Pledged Securities constitutes Margin Stock.

            3.10. Required Consents. Except as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, no consent of any person (including, without limitation, partners, members, shareholders or creditors of Pledgor or of any subsidiary of Pledgor or of any issuer of Pledged Securities) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement by such Pledgor, (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest), or (iii) the exercise by Secured Party of the rights provided for in this Pledge Agreement.

            3.11. Nature of Security Interest. Upon the delivery of the Pledged Securities or, in the case of uncertificated securities included as Pledged Securities, a Control Letter signed by the issuer thereof, to Secured Party, the pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority Security Interest in the Pledged Collateral, securing the prompt and complete payment, performance and observance of the Secured Obligations.

      Section 4. COVENANTS OF PLEDGOR.

            4.01. Pledgor's Legal Status. No Pledgor shall change its type of organization, jurisdiction of organization or other legal structure. No Pledgor shall enter into, or consent to the entering into of, any amendment of any limited partnership agreement or limited liability operating agreement of any issuer of any Pledged Securities that could have an adverse effect on the Security Interest therein or the rights and remedies of the Secured Party hereunder. Each Pledgor, as a limited partner, general partner, member, manager or managing member of any issuer of Pledged Securities hereby consents to the execution and delivery of this Pledge Agreement, the performance by the applicable Pledgor of its obligations hereunder and the exercise by the Secured Party of its rights and remedies hereunder. Except for the Liens granted hereunder to the Secured Party and except for the Liens granted to the Collateral Agent under the security agreements securing obligations arising under the Indenture and Senior Notes, no Pledgor shall suffer or permit any issuer of Pledged Securities to enter into a Control Letter in favor of any Person.

            4.02. Pledgor's Name. Without providing at least 30 days prior written notice to Secured Party, no Pledgor shall change its name.

            4.03. Pledgor's Organizational Number. Without providing at least 30 days prior written notice to Secured Party, no Pledgor shall change its organizational identification number if it has one. If any Pledgor does not have an organizational identification number and later obtains one, such Pledgor shall forthwith notify Secured Party of such organizational identification number.

            4.04. Locations. Without providing at least 30 days prior written notice to Secured Party, no Pledgor shall change its principal residence, its place of business or (if it has more than one place of business) its chief executive office or its mailing address.

            4.05. Title to Collateral. (a) Except for the Security Interest herein granted and Liens permitted by the Credit Agreement, each Pledgor shall be the owner of the Pledge Collateral pledged by it free from any Lien, and such Pledgor, at its sole cost and expense, shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party; and (b) no Pledgor shall sell or otherwise dispose of, or pledge, mortgage or create, or suffer to exist a Lien on, the Pledged Collateral in favor of any person other than Secured Party except for Liens permitted by the Credit Agreement and the inclusion of "proceeds" of the Pledged Collateral under the Security Interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Pledged Collateral.

            4.06. Taxes. Each Pledgor shall pay promptly when due all taxes, assessments, governmental charges and levies upon the Pledged Collateral or incurred in connection with the Pledged Collateral or incurred in connection with this Pledge Agreement.

            4.07. Further Assurances. Each Pledgor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that Secured Party may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      Section 5. VOTING RIGHTS AND CERTAIN PAYMENTS PRIOR TO EVENT OF DEFAULT.

            5.01. Voting Rights and Ordinary Payments Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled:

                  (a) to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof, the voting and consent power and other incidental rights of ownership with respect to the Pledged Collateral of such Pledgor, and for that purpose Secured Party shall (if any Pledged Securities shall be registered in the name of Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of such Pledgor, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by such Pledgor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities; and

                  (b) except as otherwise provided in Sections 5.02 and 5.03 hereof, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are permitted pursuant to the terms of the Credit Agreement, other than (i) stock or liquidating dividends or (ii) extraordinary dividends and dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non-ordinary course event (the dividends and amounts in this clause (ii) being "EXTRAORDINARY PAYMENTS"), paid, issued or distributed from time to time in respect of the Pledged Collateral pledged by such Pledgor.

      5.02. Extraordinary Payments and Distributions.

                  (a) In case, upon the dissolution or liquidation (in whole or in part) of any issuer of any Pledged Collateral pledged by any Pledgor, any sum shall be paid or payable as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities pledged by such Pledgor or, in the event any other Extraordinary Payment is paid or payable, then and in any such event, such sum shall be paid by such Pledgor over to Secured Party promptly, and in any event within ten (10) days after receipt thereof, to be held by Secured Party as additional collateral hereunder.

                  (b) In case any stock dividend shall be declared with respect to any of the Pledged Collateral pledged by any Pledgor, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral pledged by such Pledgor, or any distribution of capital shall be made on any of the Pledged Collateral pledged by such Pledgor, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Collateral pledged by such Pledgor, in each case pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, partnership interests, membership interests, obligations or other property so distributed shall be delivered by such Pledgor to Secured Party promptly, and in any event within ten (10) days after receipt thereof, to be held by Secured Party as additional collateral hereunder subject to the terms of this Pledge Agreement, and all of the same shall constitute Pledged Collateral for all purposes hereof.

            5.03. Voting Rights and Ordinary Payments After an Event of Default. Upon the occurrence and during the continuance of any Event of Default, all rights of each Pledgor to exercise or refrain from exercising the voting and consent rights and other incidental rights of ownership that it would otherwise be entitled to exercise pursuant to Section 5.01(a) hereof and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 5.01(b) hereof shall cease, and thereupon Secured Party shall be entitled to exercise all voting power and consent and other incidental rights of ownership with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon any of the Pledged Collateral during such an Event of Default and otherwise to act with respect to the Pledged Collateral as outright owner thereof.

      Section 6. ALL PAYMENTS IN TRUST. All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by any Pledgor contrary to the provisions of Section 5 hereof shall be received and held in trust for the benefit of Secured Party, shall be segregated by such Pledgor from other funds of such Pledgor and shall be forthwith paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

      Section 7. EXPENSES. Each Pledgor shall, jointly and severally, pay all reasonable expenses incurred by Secured Party in connection with the negotiation, execution, delivery, amendment, waiver, renegotiation, enforcement or collection of this Pledge Agreement or the exercise of remedies hereunder, including, without limitation, reasonable attorney's fees, advertising costs, fees and expenses of advisors and investment bankers and other experts. If any Pledgor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of such Pledgor under this Pledge Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same and charge such Pledgor for all costs and expenses incurred therefor, and such Pledgor agrees to reimburse Secured Party therefor on demand. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which any Pledgor may become liable hereunder and all such costs and expenses incurred by Secured Party in enforcing or protecting the Security Interests created under this Pledge Agreement (the "SECURITY INTERESTS") or any of its rights or remedies under this Pledge Agreement shall be payable by such Pledgor on demand, shall constitute Secured Obligations and shall bear interest at the same rate of interest applicable to Revolving Advances interest on which is based on the Index Rate at such time.

      Section 8. REMEDIES.

            8.01. Disposition Upon Default and Related Provisions.

                  (a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights of voting, consent, exercise, conversion and other incidental rights of ownership with respect to the Pledged Collateral, including, without limitation, all rights and powers of any Pledgor as a managing member or manager of any limited liability company that is an issuer of Pledged Securities pledged by such Pledgor, and all of the rights and remedies of a secured party on default under the NYUCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Secured Party may grant options.

                  (b) If any of the Pledged Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Secured Party may resell such Pledged Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment therefor has actually been received by Secured Party.

                  (c) Secured Party may purchase any Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, Secured Party may purchase such Pledged Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

                  (d) Each Pledgor recognizes that Secured Party may be unable to effect a public sale of all or part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES ACT"), or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act. Each Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (e) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise Secured Party shall give the applicable Pledgor at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable.

                  (f) Secured Party shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

                  (g) The remedies provided herein in favor of Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Secured Party existing at law or in equity.

                  (h) To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to advertise dispositions of Pledged Collateral through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as such Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral; (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral; (iv) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Secured Party in the disposition of any of the Pledged Collateral. Each Pledgor acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Pledged Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to any Pledgor or to impose any duties on Secured Party that would not have been granted or imposed by this Pledge Agreement or by applicable law in the absence of this clause (h).

      8.02. Secured Party Appointed Attorney-in-Fact

                  (a) To effectuate the terms and provisions hereof, each Pledgor hereby appoints Secured Party as such Pledgor's attorney-in-fact for the purpose, from and after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that Secured Party from time to time in Secured Party's reasonable discretion may deem necessary or advisable to accomplish the purposes of this Pledge Agreement. Without limiting the generality of the foregoing, Secured Party shall, from and after the occurrence and during the continuance of an Event of Default, have the right and power to:

                        (i) receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

                        (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral;

                        (iii) exercise all rights of such Pledgor as owner of the Pledged Collateral including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings necessary or advisable to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral, including, without limitation, all voting, consent and other incidental rights of ownership rights with respect to the Pledged Securities;

                        (iv) ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                        (v) file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral; and

                        (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and such Pledgor's expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral.

                  (b) Each Pledgor hereby ratifies and approves all acts of Secured Party made or taken pursuant to this Section 8.02 (provided, that no Pledgor by virtue of such ratification, releases any claim that Pledgor may otherwise have against Secured Party for any such acts made or taken by Secured Party through gross negligence or willful misconduct). Neither Secured Party nor any person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except such as may result from Secured Party's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Pledge Agreement shall remain in force.

      8.03. Secured Party's Duties of Reasonable Care

                  (a) Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property and, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Collateral (herein called "EVENTS"),

                        (i) Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Pledgor of any events applicable to any Pledged Securities that are registered and held in the name of Secured Party or its nominee,

                        (ii) Secured Party gives the applicable Pledgor reasonable notice of the occurrence of any events of which Secured Party has received actual knowledge, which events are applicable to any securities that are in bearer form or are not registered and held in the name of Secured Party or its nominee (each Pledgor agreeing to give Secured Party reasonable notice of the occurrence of any events of which such Pledgor has knowledge, which events are applicable to any securities in the possession of Secured Party), and

                        (iii) Secured Party endeavors to take such action with respect to any of the events as any Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or, if Secured Party reasonably believes that the action requested would adversely affect the value of the Pledged Collateral as collateral or the collection of the Secured Obligations, or would otherwise prejudice the interests of Secured Party, Secured Party gives reasonable notice to such Pledgor that any such requested action will not be taken and, if Secured Party makes such determination or if such Pledgor fails to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances.

                        (iv) Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify any Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Pledgor's rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at each Pledgor's sole risk and responsibility at all times.

                        (v) Each Pledgor waives any restriction or obligation imposed on Secured Party under Sections 9-207(c)(1) and 9-207(c)(2) of the NYUCC.

            8.04. Indemnification. Each Pledgor hereby releases Secured Party, each Lender and the respective officers, shareholders, directors, employees and agents of each thereof (each, an "INDEMNIFIED PARTY") from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Secured Obligations, the Pledged Collateral and its use and/or any actions taken or omitted to be taken by such Indemnified Party with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of such Indemnified Party) and each Pledgor hereby agrees, jointly and severally, to hold each Indemnified Party harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of such Indemnified Party).

            8.05. Prior Recourse. Secured Party's prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.

            8.06. Secured Party May Perform. If any Pledgor fails to perform any agreement contained herein, Secured Party may itself perform or cause performance of such agreement, and the expenses of Secured Party incurred in connection therewith shall be treated as provided in Section 7 hereof.

      Section 9. SURETYSHIP WAIVERS BY PLEDGOR; OBLIGATIONS ABSOLUTE.

                  (a) Each Pledgor waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8.03.

                  (b) All rights of the Secured Party hereunder, the Security Interests and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, or
(d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Pledgor in respect of the Secured Obligations or this Pledge Agreement.

      Section 10. MARSHALLING. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Pledge Agreement and the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Pledge Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

      Section 11. PROCEEDS OF DISPOSITIONS. After deducting all expenses payable to Secured Party, including, without limitation, pursuant to Section 7, the residue of any proceeds of collection or sale of the Secured Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the remaining Secured Obligations in such order or preference as is provided in the Credit Agreement (or, if not provided therein, as determined by Secured Party), proper allowance and provision being made for any Secured Obligations not then due or held as additional Collateral. Upon the final payment and satisfaction in full of all of the Secured Obligations and the termination of all commitments under the Credit Agreement and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC, any excess of any Pledged Collateral of any Pledgor shall be returned to such Pledgor, and in any event each Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations.

      Section 12. REINSTATEMENT. The obligations of each Pledgor pursuant to this Pledge Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Pledgor or any other obligor or otherwise, all as though such payment had not been made.

      Section 13. MISCELLANEOUS.

            13.01. Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

      (a)   If to Secured Party, at:

            General Electric Capital Corporation
            335 Madison Avenue
            12th Floor
            New York, NY 10017
            Attention:        Golfsmith Account Officer
            Telephone No.:    (212) 370-8000
            Telecopier No.:   (212) 983-8766

            with copies to:

            General Electric Capital Corporation
            Capital Funding, Inc.
            777 Long Ridge, Building B, First Floor
            Stamford, CT  06927
            Attention:        Corporate Counsel
            Telephone No.:    (203) 357-3159
            Telecopier No.:   (203) 703-1777

            and:

            General Electric Capital Corporation
            201 High Ridge Road
            Stamford, CT  06927-5100
            Attention:        Corporate Counsel
            Telephone No.:    (203) 316-7552
            Telecopier No.:   (203) 316-7889

            and:

            Clifford Chance US LLP
            200 Park Avenue
            New York, NY  10166
            Attention:        Robert S. Finley, Esq.
            Telephone No.:    (212) 878-3194
            Telecopier No.:   (212) 878-8375

      (b)   If to Pledgor, at:

            c/o Golfsmith International, Inc.
            11100 North IH 35
            Austin, Texas 78753-3195
            Attention:        Chief Financial Officer
            Telephone No.:    (512) 821-4047
            Telecopier No.:   (512) 837-1019

            with a copy to:

            First Atlantic Capital, Ltd.
            135 East 57th Street
            New York, NY  10022
            Attention:  Noel Wilens
            Fax:     (212) 207-8842


            13.02. GOVERNING LAW. THIS PLEDGE AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

            13.03. CONSENT TO JURISDICTION. EACH PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PLEDGOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO PLEDGOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH PLEDGOR OR ANY OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH PLEDGORS FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). PLEDGOR AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH PLEDGOR IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

            13.04. WAIVER OF JURY TRIAL, ETC. EACH PLEDGOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT

OF THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH PLEDGOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PLEDGOR HAS RELIED ON THE WAIVER IN ENTERING INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PLEDGOR WARRANTS AND REPRESENTS THAT SUCH PLEDGOR HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT SUCH PLEDGOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

            13.05. Counterparts; Effectiveness. This Pledge Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Pledge Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

            13.06. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purposes or be given substantive effect.

            13.07. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

            13.08. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Pledge Agreement shall not affect or impair the remaining provisions in the Pledge Agreement.

            13.09. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery of the Credit Agreement and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by the Secured Party, and shall continue in full force and effect until this Pledge Agreement shall terminate (or thereafter to the extent provided herein).

            13.10. Binding Effect; Several Agreement. This Pledge Agreement is binding upon each Pledgor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of each Pledgor, the Secured Party and their respective successors and assigns, except that no Pledgor shall have any right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Pledge Agreement or the Credit Agreement.

            13.11. Waivers; Amendment.

                  (a) No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder and of the Secured Party and the Lenders under the Credit Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Pledge Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Pledgor in any case shall entitle such or any other Pledgor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified directly pertaining to any Pledged Collateral except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Pledgor of such Pledged Collateral, and no provision of this Pledge Agreement that does not directly pertain to any Pledged Collateral may be waived, modified or amended except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Pledgor or Pledgors to be charged, in each case, subject to any consent required in accordance with the Credit Agreement.

IN WITNESS WHEREOF, intending to be legally bound, each Pledgor has caused this Pledge Agreement to be duly executed as of the date first above written.

                              GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                              By /s/  NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH INTERNATIONAL, INC.


                              By /s/  NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH HOLDINGS, L.P.
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By /s/  NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH DELAWARE, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By /s/  NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President





GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent, Secured Party

By:    /s/  LAURENT PARIS
-----------------------------------------------
Name:  Laurent Paris
Title: Vice President and Duly Authorized Signatory




                  SIGNATURE PAGE TO GOLFSMITH PLEDGE AGREEMENT

                         SCHEDULE 1 TO PLEDGE AGREEMENT
                  Attached to and forming part of that certain
              Pledge Agreement dated as of October 15, 2002 between
     Golfsmith International Holdings, Inc., Golfsmith International, Inc.,
            Golfsmith Holdings, L.P., and Golfsmith Delaware, L.L.C.
           and General Electric Capital Corporation, as Secured Party
                   LIST AND DESCRIPTION OF PLEDGED SECURITIES

Description of Pledge:

          Issuer                      Class              Certificate             Number             Percentage of
         of Stock                    of Stock              Numbers             of Shares            total shares
         --------                    --------            ------------          ---------            -------------
Golfsmith International, Inc.        Common                  1                   100                    100%




Exact Name of Pledgor:  GOLFSMITH INTERNATIONAL HOLDINGS, INC.

Pledgor is (i) an individual __ or (ii) an organization X (insert "x" as appropriate)

If Pledgor is an organization:   Pledgor is a corporation

                                 Pledgor is organized under the laws of Delaware

                                 Pledgor's organizational identification number:
                                                          3565268

Mailing address of Pledgor:      11000 North IH 35
                                 Austin, Texas  78753-3195

For a Pledgor that is an organization: If different from the mailing address, Pledgor's place of business, or if it has more than one place of business, Pledgor's chief executive office.

      The chief executive office is the same address as the mailing address above.

Description of Pledge:

          Issuer                      Class              Certificate             Number             Percentage of
         of Stock                    Of Stock              Numbers             of Shares            total shares
         --------                    --------            -----------           ---------            -------------
Golfsmith GP Holdings, Inc.           Common                  1                   1000                  100%



          Issuer                      Partnership
         of Stock                       Interest
------------------------              ------------
Golfsmith Holdings, L.P.              99% limited
                                      partnership
                                      interest

Exact Name of Pledgor:  GOLFSMITH INTERNATIONAL, INC.

Pledgor is (i) an individual __ or (ii) an organization X (insert "x" as appropriate)

If Pledgor is an organization:   Pledgor is a corporation

                                 Pledgor is organized under the laws of Delaware

                                 Pledgor's organizational identification number:
                                                          2854385

Mailing address of Pledgor:      11000 North IH 35
                                 Austin, Texas  78753-3195

For a Pledgor that is an organization: If different from the mailing address, Pledgor's place of business, or if it has more than one place of business, Pledgor's chief executive office.

      The chief executive office is the same address as the mailing address above.

Description of Pledge:


               Issuers of Stock                                            Membership Interest
---------------------------------------------------------               ---------------------------
Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C.,                       100% (sole member) of each
Golfsmith Canada, L.L.C., Golfsmith USA, L.L.C.,                                   Issuer
Golfsmith Europe, L.L.C., Golfsmith NU, L.L.C., Golfsmith
Licensing, L.L.C.



Exact Name of Pledgor:  GOLFSMITH HOLDINGS, L.P.

Pledgor is (i) an individual __ or (ii) an organization X (insert "x" as appropriate)

If Pledgor is an organization:   Pledgor is a limited partnership

                                 Pledgor is organized under the laws of Delaware

                                 Pledgor's organizational identification number:
                                                          2902226

Mailing address of Pledgor:      11000 North IH 35
                                 Austin, Texas  78753-3195

For a Pledgor that is an organization: If different from the mailing address, Pledgor's place of business, or if it has more than one place of business, Pledgor's chief executive office.

      The chief executive office is the same address as the mailing address above.

Description of Pledge:


          Issuer             Partnership Interest
         of Stock
------------------------     --------------------
Golfsmith International,     99% limited
L.P.                         partnership interest



Exact Name of Pledgor:  GOLFSMITH DELAWARE, L.L.C.

Pledgor is (i) an individual __ or (ii) an organization X (insert "x" as appropriate)

If Pledgor is an organization:   Pledgor is a limited liability company

                                 Pledgor is organized under the laws of Delaware

                                 Pledgor's organizational identification number:
                                                          2902118

Mailing address of Pledgor:      300 Delaware Avenue,
                                 Suite 900
                                 Wilmington, Delaware  19801.

For a Pledgor that is an organization: If different from the mailing address, Pledgor's place of business, or if it has more than one place of business, Pledgor's chief executive office.

      The chief executive office is the same address as the mailing address above.

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